                                    SCHEDULE
                                     to the
                                MASTER AGREEMENT

                         dated as of ____________, _____

                                     between

        JPMorgan Chase Bank                                          ("Party A")

        and

        Perpetual Trustees Consolidated Limited (ABN 81
        004 029 841) in its capacity as trustee of the
        Crusade Global Trust No. 2 of 2001                           ("Party B")

        and

        Crusade Management Limited (ABN 90 072 715 916)              ("Manager")


                                    PART 1

               TERMINATION PROVISIONS AND CERTAIN OTHER MATTERS


(1)     "SPECIFIED ENTITY" is not applicable in relation to Party A and Party B.

(2)     "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

(3)     (i)      Sections 5(a)(ii), (iii), (iv), (v), (vi), 5(b)(iii) and (iv)
                 will not apply to Party A or Party B.

        (ii)     Replace Section 5(a)(i) with:

                 "(i) FAILURE TO PAY OR DELIVER. Failure by the party to make when due any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied at or before 10.00am on the tenth Local Business Day after the due date;"

        (iii) Section 5(b)(ii) will not apply to Party A as the Affected Party (subject to Part 5(15)(iii) of this Schedule).

(4) The "BANKRUPTCY" provisions of Section 5(a)(vii) are replaced by "An Insolvency Event under the Security Trust Deed has occurred in respect of Party A or Party B (the party the subject of the Insolvency Event will be the Defaulting Party); or ". In relation to Party A, the events described in the definition of Insolvency Event (under the Security Trust Deed) shall apply to it as if Party A was a relevant corporation referred to in that definition. The occurrence of an Insolvency Event under the Security Trust Deed in respect of Party B in its personal capacity will not constitute an Event of Default provided that within thirty Local Business Days of that occurrence, Party A, Party B and the Manager are able to procure the novation of this Agreement and all Transactions to a third party in respect of which the Designated Rating Agencies confirm that the novation will not cause a reduction or withdrawal of the rating of the Notes, and Party A and Party B agree to execute such a novation agreement in standard ISDA form.

(5)      The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) will not:

         apply to Party A.
         will not apply to Party B.

(6)      PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
         Agreement:

         (i)      Market Quotation (as amended by Part 5(q)(ii)) will apply; and

         (ii)     the Second Method will apply.

(7) "TERMINATION CURRENCY" means the currency selected by the party which is not the Defaulting Party or the Affected Party, as the case may be, or where there is more than one Affected Party the currency agreed by Party A and Party B. However, the Termination Currency shall be one of the currencies in which payments are required to be made in respect of Transactions. If the currency selected is not freely available, or where there are two Affected Parties and they cannot agree on a Termination Currency, the Termination Currency shall be United States Dollars.

(8)      "ADDITIONAL TERMINATION EVENT" means:

         (i) An Event of Default (as defined in the Security Trust Deed) occurs and the Security Trustee has declared, in accordance with the Security Trust Deed, the Notes immediately due and payable (and Party B is the Affected Party);

         (ii) Party B becomes obliged to make a withholding or deduction in respect of any Notes and the Notes are redeemed as a result (and Party B is the Affected Party). Notwithstanding Section 6(b)(iv) of the Agreement, as a result thereof, Party B must, at the direction of the Manager, give a notice designating an Early Termination Date in respect of this Agreement and all Transactions.

                                     PART 2
                               TAX REPRESENTATIONS

(1)      PAYER TAX REPRESENTATIONS

         For the purpose of Section 3(e) of the Agreement, Party A and Party B will make the following representations:

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

         (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

         (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

         (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

         provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.


(2)      PAYEE TAX REPRESENTATIONS

         For the purpose of Section 3(f) of this Agreement:

         Party A makes the following representation:

         None

         Party B makes the following representation:

         It is an Australian resident and does not derive the payments under this Agreement in part or in whole in carrying on business in a country outside Australia at or through a permanent establishment of itself in that country.

                                     PART 3

                         AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents:

                (a)

PARTY REQUIRED TO
DELIVER DOCUMENT              FORM/DOCUMENT/CERTIFICATE                  DATE BY WHICH TO BE        COVERED BY SECTION
                                                                              DELIVERED             3(D) REPRESENTATION
        Party B          Legal opinions as to the validity and       Upon execution and delivery            No
                         enforceability of the obligations of        of this Agreement
                         Party B and the Manager under this
                         Agreement, the Trust Deed, the Security
                         Trust Deed and the Notes in form and
                         substance and issued by legal counsel
                         reasonably acceptable to Party A

  Party A and Party B    Certified copies of all corporate           Upon execution and delivery            Yes
                         authorisations and any other documents      of this Agreement
                         with respect to the execution, delivery
                         and performance of this Agreement

  Party A and Party B    Certificate of authority and specimen       Upon execution and delivery            Yes
                         signatures of individuals executing         of this Agreement and
                         this Agreement, Confirmations and each      thereafter upon request
                         Credit Support Document (as applicable)     of the other party


                                     PART 4

                                  MISCELLANEOUS

(1)      ADDRESS FOR NOTICES. For the purpose of Section 12(a) of this
         Agreement:

         (a)      Address for notice or communications to Party A:

                  Any notice relating to a particular Transaction shall be delivered to the address or facsimile or telex number specified in the Confirmation of such Transaction. Any notice delivered for purposes of Sections 5 and 6 of this Agreement shall be delivered to the following address:

                  JPMorgan Chase Bank
                  Attention: Head of Legal Department-Capital Markets Group 125 London Wall
                  London EC2Y 5AJ
                  Facsimile No.: (207) 777-4758

                  Address for notice or communications to Party B:

                  Level 7, 9 Castlereagh Street, Sydney  NSW  2000
                  Attention:        Manager, Securitisation
                  Telephone:        (02) 9229 9000
                  Facsimile:        (02) 9221 7870
                  Telex:            N/A


                  Address for Notices to the Manager:
                  Level 12, 55 Market Street, Sydney  NSW  2000
                  Attention:        Middle Office Compliance Manager
                  Telephone:        (03) 9320 5526
                  Facsimile:        (03) 9320 5589
                  Telex:            N/A

(2)      PROCESS AGENT. For the purpose of Section 13(c):

         Party A appoints as its Process Agent: [JP Morgan to confirm]. Party B appoints as its Process Agent: CT Corporation, 111 Eighth Avenue, 13th Floor, New York NY 10011. Phone: 212 590 9100. Fax: 212 590 9190

(3)      OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(4)      MULTIBRANCH PARTY. For the purpose of Section 10 of this Agreement:

         Party A is a Multibranch Party and may act through any Office specified in a Confirmation.

         Party B is not a Multibranch Party

(5) CALCULATION AGENT. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(6)      CREDIT SUPPORT DOCUMENTS.

         (i)      In relation to Party A: Nil
         (ii)     In relation to Party B: Security Trust Deed

(7)      CREDIT SUPPORT PROVIDER.

         Not Applicable.

(8) GOVERNING LAW: This Agreement and each Confirmation will be governed by, and construed and enforced in accordance with, the law of the State of New York (without reference to its choice of law doctrine) and each party herby submits to the jurisdiction of the courts of the State of New York.

(9)      NETTING OF PAYMENTS. Section 2(c)(ii) of this Agreement will apply.

(10) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.

(11) All payments to be made to Party B under this Agreement by Party A must be made to the US$Account.

                                     PART 5

                                OTHER PROVISIONS


[(1) MUTUAL SUSPENSION CLAUSE. Section 2(a)(iii)(1) of the Agreement is replaced in its entirety with the following:

         "(1) the condition precedent that no Event of Default, Potential Event of Default or Additional Termination Event with respect to the other party has occurred and is continuing,".]

(2)      In Section 2(a)(i) add the following sentence:

                  "Each payment will be by way of exchange for the corresponding payment or payments payable by the other party."

(3) In Section 2(a)(ii), after "freely transferable funds" add the words and "free of any set-off, counterclaim, deduction or withholding (except as expressly provided in this Agreement).

(4)      Insert new Sections 2(a)(iv) and 2(a)(v) as follows;

         (a) The condition precedent in Section 2(a)(iii)(1) does not apply to a payment or delivery due to be made to a party if it has satisfied all its payment and delivery obligations under
                  Section 2(a)(i) of this Agreement and has no future payment or delivery obligations, whether absolute or contingent under
                  Section 2(a)(i).

         (b)      Where:

                  (i) payments are due pursuant to Section 2(a)(i) by Party A to Party B (the "PARTY A PAYMENT") and by Party B to Party A (the "PARTY B PAYMENT") on the same day; and

                  (ii) the Security Trust Deed has become, and remains at that time, enforceable.

                  then Party A's obligation to make the Party A Payment to Party B shall be subject to the condition precedent (which shall be an "applicable condition precedent" for the purpose of Section 2(a)(iii)(3)) that Party A first receives either:

                  (iii)    the Party B Payment; or

                  (iv) confirmation from Party B's bank that it holds irrevocable instructions to effect payment of the Party B Payment and that cleared funds are available to make that payment."

(5)      Add the following new sentence to Section 2(b):

                  "Each new account so designated must be in the same tax jurisdiction as the original account."

(6) Delete the word "if" at the beginning of Section 2(d)(i)(4) and insert the following words instead:

                  "if and only if X is Party A and";

(7) In Section 2(d)(ii) insert the words "(if and only if Y is Party A)" after the word then at the beginning of the last paragraph. Party B will have no obligation to pay any amount to Party A under Section 2(d)(ii), and may make any payment under or in connection with this Agreement net of any deduction or withholding referred to in Section 2(d)(i).

(8) EXCHANGE OF CONFIRMATIONS. For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation, via telex or facsimile transmission. Party B agrees to respond to such

         Confirmation within 10 Local Business Days, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party B to respond within such period shall not affect the validity or enforceability of such Transaction and shall be deemed to be an affirmation of the terms contained in such Confirmation, absent manifest error. The parties agree that any such exchange of telexes or facsimile transmissions shall constitute a Confirmation for all purposes hereunder.

(9) WAIVER OF JURY TRIAL. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(10) TELEPHONIC RECORDING. Each party (i) consents to the recording of the telephone conversations of trading, marketing and operations personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

(11) FURTHER REPRESENTATIONS. Party B represents to Party A (which representations will be deemed to be repeated by Party B on each date on which a Transaction is entered into) that:

         (a) TRUST VALIDLY CREATED. The Trust has been validly created and is in existence at the date of this Agreement.

         (b) SOLE TRUSTEE. Party B has been validly appointed as trustee of the Trust and is presently the sole trustee of the Trust.

         (c) NO PROCEEDINGS TO REMOVE. No notice has been given to Party B and to Party B's knowledge no resolution has been passed, or direction or notice has been given, removing Party B as trustee of the Trust.

         (d) POWER. Party B has power under the Trust Deed to enter into this Agreement and the Security Trust Deed in its capacity as trustee of the Trust.

         (e) GOOD TITLE. Party B is the equitable owner of the assets of the Trust and has power under the Trust Deed to mortgage or charge them in the manner provided in the Security Trust Deed and, subject only to the Trust Deed, the Security Trust Deed and any Security Interest permitted under the Trust Deed, as far as Party B is aware, those assets are free from all other Security Interests.

(12) CONTRACTING AS PRINCIPAL Party A will enter into all Transactions as principal and not otherwise and Party B will enter into all Transactions in its capacity as trustee of the Trust and not otherwise."

(13) CONFIRMATIONS. For the purposes of Section 9(e)(ii) Party B (either itself or through the Manager) will, on or promptly after the relevant Trade Date, send Party A a Confirmation confirming that Transaction and Party A must promptly then confirm the accuracy of and sign and return or request the correction of such Confirmation. Notwithstanding the provisions of Section 9(e)(ii), each Confirmation in respect of a Transaction which is confirmed by electronic messaging system, an exchange of telexes or an exchange of facsimiles will be further evidenced by an original Confirmation signed by the parties, however any failure to sign an original Confirmation will not affect the validity or enforcement of any Swap Transaction.

(14) Section 5(b)(i) (ILLEGALITY) is amended by adding the following paragraph at the end:

         "this sub paragraph (i) does not apply to the imposition by the Australian government or any agency of the Australian government of any exchange control restrictions or prohibitions ("EXCHANGE CONTROLS"). For the avoidance of doubt:

         (i) exchange controls do not constitute an Illegality or Event of Default or Termination Event under this Agreement, and do not entitle a party to terminate a Transaction or otherwise refuse to make any payments it is obliged to make under a Transaction; and

         (ii) delivery by Party B of Australian dollar amounts required to be paid by it under any relevant Confirmation to the bank account specified in that confirmation will constitute proper payment of those amounts by Party B and Party A's obligations under this Agreement will be unaffected by any such exchange controls."

(15)     Add a new Section 6(aa):

         "(aa)    RESTRICTED TERMINATION RIGHTS

                  (i) TERMINATION BY PARTY B: Party B must not designate an Early Termination Date without the prior written consent of the Note Trustee.

                  (ii)     [Reserved]

                  (iii)    PARTY A'S LIMITED RIGHTS IN RELATION TO TAX EVENT:

                          (a) Notwithstanding Part 1(c)(iii) of this Schedule, Party A may designate an Early Termination Date if it is an Affected Party following a Tax Event but only if all Notes will be redeemed at their Invested Amount (or, if the Noteholders by Extraordinary Resolution have so agreed, at their Stated Amount) together with accrued interest to (but excluding) the date of redemption.

                          (b) If a Tax Event occurs where Party A is the Affected Party and Party A is unable to transfer all its rights and obligations under this Agreement and each Transaction to an Affiliate pursuant to Section 6(b)(ii), Party A may, at its cost, transfer all its rights, powers and privileges and all its unperformed and future obligations under this Agreement and each Transaction to any person provided that:

                                   (A)      each Designated Rating Agency has
                                            confirmed in writing that the
                                            transfer will not result in a
                                            reduction, qualification or
                                            withdrawal of the credit ratings
                                            then assigned by them to the
                                            relevant Notes; and

                                   (B)      that person has a long term credit
                                            rating assigned by each of the
                                            Designated Rating Agencies of at
                                            least the long term credit rating
                                            assigned by that Designated Rating
                                            Agency to Party A as at the date of
                                            this Agreement and the Standby Swap
                                            Provider provides its written
                                            consent to the transfer.

                  (iv) TRANSFER WHERE PARTY B DOES NOT GROSS-UP: If any payment by Party B to Party A under this Agreement is, or is likely to be, made subject to any deduction or withholding on account of Tax, Party B will endeavour to procure the substitution as principal obligor under this Agreement in respect of each affected Transaction of a Party B incorporated in another jurisdiction approved by Party A, DLJ and the Note Trustee and in respect of which the Designated

                           Rating Agencies confirm that the substitution will not cause a reduction or withdrawal of the rating of Notes".

(n) In Section 6(b)(ii), add the words "so long as the transfer in respect of that Transaction would not lead to a rating downgrade of any rated debt of Party B that is secured under the Security Trust Deed" after the words "ceases to exist" at the end of the first paragraph.

(o) In Section 6(e), delete the sentence "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off." At the end of the first paragraph.

(p)      Section 12 is amended as follows:

         (i) In Section 12(a), insert "and settlement instructions requiring payment to an entity other than the original counterparty" after "Section 5 or 6" in line 2.

         (ii)     Section 12(a)(iii) is replaced with:

                  "(iii) if sent by facsimile transmission, on the date a transmission report is produced by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Section, unless the recipient notifies the sender within one Local Business Day of the facsimile being sent that the facsimile was not received in its entirety and in legible form."

(16) RELATIONSHIP BETWEEN PARTIES. The following representation shall be inserted as a new Section 3(g) of this Agreement:

         "(aa)    RESTRICTED TERMINATION RIGHTS

                  (i) TERMINATION BY PARTY B: Party B must not designate an Early Termination Date without the prior written consent of the Note Trustee.

         "(g) RELATIONSHIP BETWEEN PARTIES. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

                  (i) NON-RELIANCE. It is acting for its own account (in the case of Party B as trustee of the Trust), and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment (and in the case of Party B, also on the judgment of the Manager) and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

                  (ii) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes (in the case of Party B, subject to section (5)), the risks of that Transaction.

                  (iii) STATUS OF PARTIES. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction (other than in the case of Party B, the Manager)."

(17) ISDA DEFINITIONS. Reference is hereby made to the 2000 ISDA Definitions (the "2000 Definitions") and the 1998 FX and Currency Option Definitions (the "FX Definitions")

         (collectively the "ISDA Definitions") each as published by the International Swaps and Derivatives Association, Inc., which are hereby incorporated by reference herein. Any terms used and not otherwise defined herein which are contained in the ISDA Definitions shall have the meaning set forth therein.

(18) SCOPE OF AGREEMENT. Notwithstanding anything contained in this Agreement to the contrary, any transaction which may otherwise constitute a "Specified Transaction" for purposes of this Agreement which has been or will be entered into between the parties shall constitute a "Transaction" which is subject to, governed by, and construed in accordance with the terms of this Agreement, unless any Confirmation with respect to a Transaction entered into after the execution of this Agreement expressly provides otherwise.

(19) INCONSISTENCY. In the event of any inconsistency between any of the following documents, the relevant document first listed below shall govern: (i) a Confirmation; (ii) the Schedule and an ISDA Credit Support Annex (as applicable); (iii) the ISDA Definitions; and (iv) the printed form of ISDA Master Agreement and ISDA Credit Support Annex (as applicable). In the event of any inconsistency between provisions contained in the 2000 Definitions and the FX Definitions, the FX Definitions shall prevail.

(20)     [Reserved]

(21)     Section 14 of the Agreement is modified as follows :

         (a)      New definitions are inserted as follows:

                  "FUTURE OBLIGATIONS" means all payment or delivery obligations (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) of a party under Section 2(a)(i) in respect of a Terminated Transaction or group of Terminated Transactions, that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. (For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included).

                  "SECURITY TRUST DEED" means the Security Trust Deed dated on or about the date of this Agreement between Party B as issuing trustee, Crusade Management Limited as Manager, P.T. Limited as security trustee and Wilmington Trust Company as note trustee.

                  "TRUST DEED" means the Master Trust Deed dated 14 March 1998 as amended by the Crusade Global Trust No. 2 of 2001 Supplementary Terms Notice dated on or about the date of this Agreement between (amongst others) Party B, St George Bank Limited and the Manager ("SUPPLEMENTARY TERMS NOTICE") and each of the following expressions has the meanings given to them in the Trust Deed and the Supplementary Terms Notice.

                  "AGENCY AGREEMENT"
                  "ASSET"

                  "CLASS A NOTES"
                  "BANK"
                  "CURRENCY SWAP"
                  "DESIGNATED RATING AGENCY"
                  "EXTRAORDINARY RESOLUTION"
                  "FINAL MATURITY DATE"
                  "HEDGE AGREEMENT"
                  "INSOLVENCY EVENT"
                  "INVESTED AMOUNT"
                  "MORTGAGED PROPERTY"
                  "NOTES"
                  "NOTEHOLDER"
                  "NOTE TRUSTEE"
                  "PRINCIPAL PAYING AGENT"
                  "PURCHASED RECEIVABLES"
                  "SECURITY TRUST DEED"
                  "SECURITY TRUSTEE"
                  "STATED AMOUNT"
                  "SUPPORT FACILITY PROVIDER"
                  "TRUST"
                  "TRUST EXPENSE"

         (b)      The definition of "Market Quotation" is replaced with:

                  "MARKET QUOTATION" means with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will take into account any existing Credit Support Documents with respect to the obligations of such party.

                  Each quotation will, at the option of the party making the determination, be determined as either:

                  (i) the amount, if any, that would be paid to such party (expressed as a negative number) or any such party (expressed as a positive number) in consideration of an agreement between such party and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of the Future Obligations of both parties; or

                  (ii) the present value (calculated using commercially reasonable discount rates) of the difference or the differences on each Scheduled Payment Date that would have occurred after the Early Termination Date between
                          (a) the Future Obligations of the other party to the Terminated Transaction or Termination Transactions and
                          (b) the obligations that a quoting Reference
                          Market-maker would have under a transaction
                          ("Replacement Transaction") that would preserve for the party making the determination that party's Future Obligations, with such present value being positive if
                          (a) is greater than (b) and negative if (a) is less than (b).

                  The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide it's quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which the quotation or quotations are to be obtained will be selected in god faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other.

                  If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined."

         (c) TRUST DEED AND SECURITY TRUST DEED: The parties acknowledge and agree and for the purposes of the Trust Deed and Security Trust Deed

                  (i) all Transactions under this Agreement are "Hedge Agreements";

                  (ii)     Party A is a "Support Facility Provider",


(22)     New Sections 15, 16 and 17 are added as follows:

         "15.     TRUSTEE PROVISIONS

                  (a)      (A)      General

                           Clause 30 of the Trust Deed applies to the obligations and liabilities of the Trustee under this agreement. Clause 16 of the Security Trust Deed applies to govern Party A's priority to monies received from the sale of trust Assets or other enforcement of the Charge under the Security Trust Deed (as defined in the Security Trust Deed).

                           (B)      Limitation of Trustee's Liability

                           (1) The Trustee enters into this agreement only in its capacity as trustee of the Trust and in no other capacity (except where the Transaction Documents provide otherwise). Subject to paragraph (3) below, a liability arising under or in connection with this agreement or the Trust can be enforced against the Trustee only to the extent to which it can be satisfied out of the assets and property of the Trust which are available to satisfy the right of the Trustee to be exonerated or indemnified for the liability. This limitation of the Trustee's liability applies despite any other provision of this agreement and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this agreement or the Trust.

                           (2) Subject to subparagraph (3) below, no person (including any Relevant Party) may take action against the Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under this agreement), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee.

                           (3) The provisions of this section 15 shall not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Trustee's indemnification or exoneration out of the Assets of the Trust as a result of the Trustee's fraud, negligence, or Default.

                           (4) It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Trust. No act or omission of the Trustee (including any related failure to satisfy its obligations under this agreement) will be considered fraud, negligence or Default of the Trustee for the purpose of subparagraph (3) above to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any person who has been delegated or appointed by the Trustee in accordance with this agreement or any other Transaction Document to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any such person.

                           (5) In exercising their powers under the Transaction Documents, each of the Trustee, the Security Trustee and the Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with this agreement has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence, or Default of the Trustee for the purpose of subparagraph
                                    (3) above.

                           (6) In this clause, RELEVANT PARTIES means each of the Manager, the Servicer, the Calculation Agent, the Note Registrar, each Paying Agent, the Note Trustee, and the provider of a Support Facility.

                           (7)      Nothing in this clause limits the
                                    obligations expressly imposed on the Trustee under the Transaction Documents.

                  (b)      Nothing in paragraph (a) limits Party A in:

                           (i) obtaining an injunction or other order to restrain any breach of this Agreement by Party B;

                           (ii)     obtaining declaratory relief; or

                           (iii) in relation to its rights under the Security Trust Deed.

                  (c) Except as provided in paragraphs (a) and (b), Party A shall not

                           (i) (JUDGMENT) obtain a judgment for the payment of money or damages by Party B;

                           (ii) (STATUTORY DEMAND) issue any demand under s459E(1) of the Corporations Law (or any analogous provision under any other law) against Party B;

                           (iii) (WINDING UP) apply for the winding up or dissolution of Party B;

                           (iv) (EXECUTION) levy or enforce any distress or other execution to, on, or against any assets of Party B;

                           (v) (COURT APPOINTED RECEIVER) apply for the appointment by a court of a receiver to any of the assets of Party B;

                           (vi) (SET-OFF OR COUNTERCLAIM) exercise or seek to exercise any set-off or counterclaim against Party B; or

                           (vii) (ADMINISTRATOR) appoint, or agree to the appointment, of any administrator to Party B,

                           or take proceedings for any of the above and Party A waives its rights to make those applications and take those proceedings."

                  "16.     REPLACEMENT CURRENCY SWAP

                  (a) If this Agreement or any Transaction under this Agreement is terminated, Party B must, at the direction of the Manager, enter into one or more currency swaps which replace the Transactions under this Agreement (collectively a "REPLACEMENT CURRENCY SWAP") but only on the following conditions:

                           (i) the Settlement Amount payable (if any) by Party B to Party A upon termination of this Agreement or any Transaction will be paid in full when due in accordance with the Supplementary Terms Notice and this Agreement;

                  (ii) the Designated Ratings Agencies confirm that the Replacement Currency Swap will not cause a reduction or withdrawal of the ratings of the Notes; and

                  (iii) the liability of Party B under the Replacement Currency Swap is limited to at least the same extent that its liability is limited under this Agreement.

                  (b) If Party B enters into the Replacement Currency Swap pursuant to paragraph (a) it must direct the Replacement Currency Swap provider to pay any upfront premium to enter into the Replacement Currency Swap due to Party B directly to Party A in satisfaction of and to the extent of Party B's obligation to pay the Settlement Amount to Party A as referred to in
                           Section 16(a) and to the extent that such premium is not greater than or equal to the Settlement Amount, the balance must be satisfied by Party B as a Trust Expense.

                  (c) If Party B enters into a Replacement Currency Swap pursuant to paragraph (a), Party B must direct Party A to pay any Settlement Amount payable by Party A to Party B on termination of this Agreement or any Transaction directly to the Replacement Currency Swap provider as payment and to the extent of any premium payable by Party B to enter into the Replacement Currency Swap, in satisfaction of and to the extent of Party A's obligation to pay that part of the Settlement Amount to Party B.


         "(17) APPOINTMENT OF MANAGER: Party A acknowledges that under the Trust Deed Party B has appointed the Manager as manager of the Trust with the powers set out in and upon and subject to the terms of, the Trust Deed. Accordingly, subject to the terms of the Trust Deed, the Manager:

                  (i) may arrange, enter into, and monitor Transactions, execute Confirmations and exercise all other rights and powers of Party B under this Agreement; and

                  (ii) without limiting the generality of the foregoing, the Manager shall, issue and receive, on behalf of Party B all notices, Confirmations, certificates and other communications to or by Party A under this Agreement."

(24)     New Sections 18 and 19 are added as follows:

         "18.     RATINGS DOWNGRADE

                  (i) If, as a result of the withdrawal or downgrade of its credit rating by a Designated Rating Agency, Party A has:-

                          (A) a long term credit rating of less than AA- by S&P and a short term credit rating of less than A-1+ by S&P; or

                          (B) a long term credit rating of less than A2 by Moody's and a short term credit rating of less than P-1 by Moody's; or

                          (C) a long term rating of less than AA- by Fitch and a short term credit rating of at least F1+ by Fitch,

                          (and, in the case of Moody's or Fitch, such a withdrawal or downgrade would, except for this Section adversely affect the rating of the Notes), Party A shall within:

                          (D) 30 Business Days of a downgrade of its long term credit rating by S&P to not lower than A- together with a downgrade of its short term credit rating by S&P to not lower than A-1, or the downgrade of its long term credit rating by Moody's to not lower than A3, or a downgrade of its long term credit rating by Fitch to not lower than A- together with a downgrade of its short term credit rating by Fitch to not lower than F1; or

                          (E) 5 Business Days of any other such withdrawal or downgrade and for the avoidance of doubt, if Party A's long term credit rating by S&P is not lower than A- and Party A's short term credit rating by S&P is not lower than A-1, and Party A's long term credit rating by Moody's is not lower than A3, and Party A's long term credit rating by Fitch is not lower than A- and Party A's short term credit rating by Fitch is not lower than F1, then paragraph (D) above shall apply and not this paragraph (E),

                           (or, in either case, such greater period as is agreed to in writing by the relevant Designated Rating Agency) at its cost alone and at its election:

                           (F) (in the case of paragraph (i)(D) only) lodge cash collateral in US$ in the Swap Collateral Account (as defined in paragraph
                                    (v)(C) below) in an amount equivalent to the Cash Collateral Amount as defined in Section
                                    (18)(v)(A) below. Any interest earned on it is payable to Party A. Party A will pay any costs associated with lodgment of the collateral; or

                           (G) at the cost of Party A or in return for any monies payable to Party A in accordance with Clause 5.21 of the Supplementary Terms Notice (as the case may be), enter into an agreement novating this Agreement to a replacement counterparty proposed by any of Party A, Party B or the Manager (if any) and in respect of which each Designated Rating Agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating, assigned by it, to the Notes; or

                           (H) enter into such other arrangements which each Designated Rating Agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the Notes.

                  (ii) Where Party A procures a replacement counterparty in accordance with Section 18(i)(G) above, each party to this Agreement shall do all things reasonably necessary to novate the relevant rights and obligations to the replacement counterparty.

                  (iii) Where Party B has not established a Swap Collateral Account and Party A is required to deposit monies into a Swap Collateral Account, the Manager must direct Party B to establish, as soon as is practicable, and maintain, in the name of Party B a Swap Collateral Account.

                  (iv) Party B may only make withdrawals from the Swap Collateral Account if directed to do so by the Manager and then only for the purpose of:

                           (A) novating obligations under this Agreement in accordance with Section 18(i)(G) above or entering into any other arrangement in accordance with Section 18(i)(H) above;

                           (B) refunding to Party A the amount of any reduction in the Swap Collateral Amount, from time to time and providing the Designated Rating Agencies have confirmed, in writing, that such refund will not result in a withdrawal or downgrade of any credit rating assigned by it to the Notes;

                           (C) withdrawing any amount which has been incorrectly deposited into the Swap Collateral Account;

                           (D) paying financial institutions duty, bank accounts debit tax or other equivalent Taxes payable in respect of the Swap Collateral Account; or

                           (E) funding the amount of any payment due to be made by Party A under this Agreement following the failure by Party A to make that payment.

                  (v)      For the purpose of Sections 18 and 19:

                           (A) the CASH COLLATERAL AMOUNT shall be an amount equal to the greater of the following:

                                    (1)      zero;

                                    (2)      CCR; and

                                    (3)      an amount acceptable to Moody's and
                                             Fitch and sufficient to maintain
                                             the credit rating assigned to the
                                             Notes by Moody's and Fitch
                                             immediately prior to the review of
                                             Party A's credit rating; and

                           (B) APPROVED BANK means a Bank which has a short- term rating of at least A-1+ (S&P), P-1 (Moody's) and F1 (Fitch).

                           (C) SWAP COLLATERAL ACCOUNT means an account established by Party B with an Approved Bank outside Australia.

                  (vi) For the purpose of Section 18(v)(A), the formula for calculating CCR is as follows.

                           CCR = CR x 1.030

                           where

                           CR means MTM + VB

                           MTM means the mark-to-market value of the Transactions outstanding under the Agreement. Party A will have to mark the Transactions to market and post collateral on a weekly basis, with a cure period of 3 days. The mark-to-market value should reflect the higher of 2 bids from counterparties that will be eligible and willing to assume Party A's role in the Transactions in place of Party A. The mark-to-market value may be a positive or negative amount. A bid has a negative value if the payment would be from the counterparty to Party A and has a positive value if the payment would be from Party A to the counterparty (for the purposes of determining a higher bid, any bid of positive value is higher than any bid of a negative value).

                           VB means the value calculated by multiplying the Invested Amount at the time of the calculation by the relevant percentage calculated from the following table (for the purposes of interpreting the table, "Counterparty rating" is the credit rating assigned to Party A by S&P and "Maturities" is the period from and including the date of calculation to but excluding the scheduled maturity of the last expiring Transaction outstanding under this Agreement):

                              VOLATILITY BUFFER (%)

      COUNTERPARTY     MATURITIES UP      MATURITIES UP     MATURITIES MORE
      RATING           TO 5 YEARS         TO 10 YEARS       THAN 10 YEARS
      A+               1.05               1.75              3.0
      A                1.35               2.45              4.5
      A-1*             1.5                3.15              6.0


                  * The A-1 rating will be taken to be the counterparty's short term rating.


Please confirm your agreement to the terms of the foregoing Schedule by signing below.


JPMORGAN CHASE BANK                         PERPETUAL TRUSTEES CONSOLIDATED
                                            LIMITED as trustee of Crusade Global
                                            Trust No. 1 of 2002

By:                                         By:
            ----------------------------            ----------------------------
Name:                                       Name:

Title:                                      Title:



CRUSADE MANAGEMENT LIMITED

By:
            ----------------------------
Name:

Title: